                  CONSENT, WAIVER AND AMENDMENT dated as of January 29, 2004
             (this "Consent and Waiver"), to the $168,000,000 Loan Agreement dated as of November 20, 2002 (the "Loan Agreement"), among AMERICAN TRANS AIR, INC. (presently known as ATA Airlines, Inc.), an Indiana corporation (the "Borrower"); ATA HOLDINGS CORP., an Indiana corporation (the "Parent" and, together with the Borrower, "ATA"); GOVCO INCORPORATED, a Delaware corporation, as Primary Tranche A Lender; CITIBANK, N.A., in its capacity as an alternate lender to the Primary Tranche A Lender; CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Tranche A Lender and the commercial paper holders of the Primary Tranche A Lender; CITIBANK, N.A., in its capacity as Tranche B Lender; BEARINGPOINT, INC. (formerly KPMG Consulting, Inc.), as Loan Administrator; CITIBANK, N.A., as Collateral Agent; CITIBANK, N.A., as Agent; and AIR TRANSPORTATION STABILIZATION BOARD, created pursuant to Section 102 of the Act referred to in the Loan Agreement (the "Board").

          A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

          B. Pursuant to the Loan Agreement, the Lenders have made available to the Borrower a Loan for such general corporate purposes as are permissible under the Act.

          C. Pursuant to Section 10.1 of the Loan Agreement, so long as the Board Guarantee is in full force and effect, the Board may, in its sole discretion, consent to the amendment, modification or waiver of certain provisions of the Loan Agreement.

          D. ATA has informed the Board that the Parent intends to amend its presently outstanding offers to exchange (i) its outstanding 10 1/2% Senior Notes due 2004 (the "2004 Notes") for a new series of senior notes due 2009 (the "2009 New Notes") and (ii) its outstanding 9 5/8% Senior Notes due 2005 (the "2005 Notes") for a new series of senior notes due 2010 (the "2010 New Notes" and, together with the 2004 Notes, the 2005 Notes and the 2009 New Notes, the "Notes"). In connection with the foregoing amended exchanges, the Parent intends to make certain prepayments of the 2004 Notes and the 2005 Notes. These amended exchange transactions, as described in the Parent's confidential Offering Memorandum dated January 9, 2004 as the same may be revised solely to the extent provided for in clauses (a) through (d) of Section 3 below (the "Offering Memorandum"), are referred to herein collectively as the "Exchange Offers").

          E. In connection with the Exchange Offers, ATA has requested that the Board (i) consent to the Parent's consummation of the Exchange Offers, (ii) waive compliance by ATA with the provisions of Sections 2.4(f), 2.6(a), 6.2, 6.3 and 6.15 of the Loan Agreement, in each case solely to the extent necessary to consummate the




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                                                                               2


Exchange Offers and (iii) agree to amend the Loan Agreement and other Loan Documents to the limited extent specified in Section 2 below.

          F. The Board is willing to grant such consent and limited waiver and agree to such amendment pursuant to the terms and subject to the conditions set forth herein.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Consent and Waiver. Subject to the conditions set forth in
Section 3 hereof, the Board hereby consents to the Exchange Offers and waives compliance by the Borrower and the Parent with the provisions of (i) Section 2.4(f) of the Loan Agreement, (ii) Section 2.6(a) of the Loan Agreement, (iii)
Section 6.2 of the Loan Agreement, (iv) Section 6.3 of the Loan Agreement, and
(v) Section 6.15 of the Loan Agreement, in each case to the extent, but only to the extent, necessary to consummate the Exchange Offers.

          SECTION 2. Amendments. Subject to the conditions set forth in Section 3 hereof, the Loan Agreement and the other Loan Documents shall be amended as follows:

          (a) The following defined terms shall be added to Section 1.1 of the Loan Agreement:

               "2009 Senior Notes" means the Senior Notes of the Parent due in 2009.

               "2010 Senior Notes" means the Senior Notes of the Parent due in 2010.

               "2009 Senior Notes Indenture" means the indenture relating to the 2009 Senior Notes.

               "2010 Senior Notes Indenture" means the indenture relating to the 2010 Senior Notes.

          (b) Section 6.3 of the Loan Agreement shall be amended to read, in its entirety, as follows:

               Restricted Payments. Neither the Parent nor the Borrower shall, and neither of them shall permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment (which shall include payments by the Borrower in satisfaction of obligations under the 9 5/8% Senior Notes Indenture, the 10 1/2% Senior Notes Indenture or any note issued under either of them (but not under the 2009 Senior Notes Indenture, the 2010 Senior Notes Indenture or any note issued under either of them), pursuant to




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                                                                               3


     the Borrower's guarantee of such obligations or otherwise, at any time when the Borrower would be prohibited from making a Restricted Payment to the Parent to fund such obligations); provided, however, that (a) so long as no Default or Event of Default shall have occurred and be continuing, (i) the Parent may (A) make required dividend payments in respect of the Series A preferred stock of the Parent outstanding on the date hereof, (B) make required dividend payments in respect of the Series B preferred stock of the Parent outstanding on the date hereof, (C) pay cash in lieu of fractional shares or scrip upon conversion of the Series B preferred stock of the Parent to common shares of the Parent or upon exercise of the Warrants, and (D) repurchase its common stock in any fiscal year in an aggregate amount not to exceed $500,000; and (ii) the Borrower may make Restricted Payments to the Parent (A) to enable the Parent to make the payments permitted under clause (i) above, (B) to fund scheduled payments of principal, interest and fees on the 9 5/8% Senior Notes and the 10 1/2% Senior Notes and to fund scheduled payments of principal, interest and fees on other Indebtedness (other than the 2009 Senior Notes and the 2010 Senior Notes) not otherwise prohibited by this Agreement or any other Loan Document, and (C) to enable the Parent or any of its Subsidiaries to enter into transactions outside of the ordinary course of business and which are not otherwise prohibited by this Agreement or any of the other Loan Documents; (b) the Borrower may make Restricted Payments to the Parent (i) to fund scheduled payments of principal, interest and fees on the 2009 Senior Notes and the 2010 Senior Notes, (ii) to pay or reimburse the Borrower's share of the Parent's business expenses and overhead or otherwise in the ordinary course of business consistent with past practice,
     (iii) to pay or reimburse the Parent for Capital Stock (including options on any such Capital Stock or related stock appreciation rights or similar securities) purchases or redemptions from officers, directors or employees of the Borrower or the Parent (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or any other agreement under which such Capital Stock or related rights were issued, in an amount not to exceed $5,000,000 per Fiscal Year and (iv) to pay or reimburse the Parent for withholding taxes arising from cashless exercises of options or warrants by officers, directors or employees for the Parent's Capital Stock; and (c) any Wholly-Owned Subsidiary of the Parent (but in the case of the Borrower, only to the extent otherwise permitted under this Section 6.3) may make dividend payments to the Parent.

          (c) The following new Section 5.18 shall be added to the Loan Agreement immediately after Section 5.17:

          Section 5.18 Periodic Certificates. On the date that is 15 Business Days prior to any date on which interest or principal is scheduled to be paid under the 2009 Senior Notes or the 2010 Senior Notes, the Parent shall deliver to the Board a certificate, signed by the Chief Financial Officer of the Parent, certifying that, as of the date of such certificate, (i) there exists no Default or Event of Default under Section 7.1(a) or 7.1(b) of this Agreement and (ii) in the reasonable judgment of the Chief Financial Officer, each of the Obligors, based on the then-existing




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                                                                               4


     liabilities and resources (including any additional Indebtedness then permitted to be incurred under this Agreement) of the Parent and its Subsidiaries, will be able to pay its debts as and when they come due within the following 210 days.

          (d) Subparagraph (c) of Section 7.1 of the Loan Agreement shall be amended to read, in its entirety, as follows:

               Failure of either Obligor to perform or comply in any material respect with any term or condition contained in Section 2.4(f), 5.2, 5.10,
     5.18 or 6.14 of this Agreement; or

          (e) All references in the Loan Documents other than the Loan Agreement to the 9 5/8% Senior Notes, the 9 5/8% Senior Note Indenture, the 10 1/2% Senior Notes, and the 10 1/2% Senior Note Indenture shall be deemed to include reference, respectively, to the 2010 Senior Notes, the 2010 Senior Note Indenture, 2009 Senior Notes and the 2009 Senior Note Indenture.

          SECTION 3. Conditions to Consent and Waiver. The foregoing consent and waiver of the Board is subject to the following conditions:

          (a) the aggregate amount of prepayments on the 2004 Notes and the 2005 Notes, together with any consent fees paid to noteholders participating in the Exchange Offers, incurred by ATA in connection with the Exchange Offers shall not exceed $15,000,000;

          (b) 2009 New Notes and 2010 New Notes shall not be issued in principal amounts greater than $1,050 per $1,000 principal amount of 2004 Notes and 2005 Notes tendered, respectively;

          (c) the Maturity Date (as used in the Offering Memorandum) of the 2009 New Notes shall not be earlier than February 1, 2009 and the Maturity Date (as used in the Offering Memorandum) of the 2010 New Notes shall not be earlier than June 15, 2010 (except for the scheduled principal payments described in paragraph (e) of this Section);

          (d) the interest payable per annum, absent default, on the outstanding principal amount of the 2009 New Notes shall not be greater than 13% through July 31, 2006 and 14% thereafter, and the interest payable per annum, absent default, on the outstanding principal amount of the 2010 New Notes shall not be greater than 12.125% through June 14, 2006 and 13.125% thereafter;

          (e) the aggregate amount of any scheduled principal payments or scheduled sinking fund payments, other than principal payments on the Maturity Dates, shall not exceed $8,750,000 in the case of the 2009 Senior Notes, none of which shall be paid to the holders of the 2009 Senior Notes before August 1, 2005, and $6,250,000 in the case of the 2010 Senior Notes, none of which shall be paid to the holders of the 2010 Senior Notes before June 15, 2005;




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                                                                               5


          (f) the minimum aggregate principal amount of 2004 Notes and 2005 Notes required to be validly tendered and not withdrawn as a condition to ATA's consummation of the Exchange Offers shall not be less than $255 million in aggregate principal amount of 2004 Notes and 2005 Notes (without regard to series) outstanding;

          (g) all other terms and conditions, including, without limitation, the covenants and events of default, of the 2009 New Notes, the 2010 New Notes, and of their respective indentures, shall differ from those of the 2004 Notes and the 2005 Notes only to the extent expressly identified in the Offering Memorandum under the heading Summary Description of the New Notes - Comparison of the Terms of the New Notes to the Existing Notes;

          (h) prior to or simultaneously with the closing of the Exchange Offers, the parties to the various aircraft operating lease restructurings described in the Offering Memorandum shall have entered into definitive and binding agreements with respect thereto on the terms set forth in the BCSC Restructuring Letter, the GECAS Restructuring Letter and the ILFC Restructuring Letter (in each case, as defined in the Offering Memorandum);

          (i) the closing of the Exchange Offers shall have occurred on or before February 29, 2004; and

          (j) each of the representations and warranties set out in Section 4 below is true and correct on and as of the closing date of the Exchange Offers.

          SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Consent and Waiver, the Borrower and the Parent each represents and warrants to each other party hereto that:

          (a) this Consent and Waiver has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

          (b) all of the representations and warranties in the Loan Agreement, after giving effect to this Consent and Waiver and the Exchange Offers, are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) No Default or Event of Default has occurred and is continuing or, after giving effect to this Consent and Waiver, would result from the Exchange Offers.

          SECTION 5. Effectiveness. This Consent and Waiver shall not become effective until such time as the Loan Administrator shall have received counterparts




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                                                                               6


hereof which, when taken together, bear the signatures of the Borrower, the Parent and the Board.

          SECTION 6. Effect of Consent and Waiver. Except as expressly set forth herein, this Consent and Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Board or the Borrower under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or the Parent to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Loan Agreement shall mean the Loan Agreement as modified hereby. This Consent and Waiver shall constitute a "Loan Document" for all purposes of the Loan Agreement and the other Loan Documents.

          SECTION 7. Expenses. The Borrower agrees to pay, promptly upon request, the reasonable out-of-pocket costs and expenses incurred by the Board, the Loan Administrator and the Collateral Agent in connection with the preparation of this Consent and Waiver and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Board, the Loan Administrator and the Collateral Agent.

          SECTION 8. Counterparts. This Consent and Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Consent and Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 9. Applicable Law. This Consent and Waiver shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

          SECTION 10. Headings. The headings of this Consent and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.





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                                                                               7


          IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                     ATA AIRLINES, INC.,


                                        by /s/ David Wing
                                           ---------------------------------
                                           Name:  David M. Wing
                                           Title: Executive Vice President & CFO


                                     ATA HOLDINGS CORP.,


                                        by  David Wing
                                           ---------------------------------
                                           Name:  David M. Wing
                                           Title: Executive Vice President & CFO


                                     AIR TRANSPORTATION STABILIZATION BOARD


                                        by /s/ Michael Kestenbaum
                                           ---------------------------------
                                           Name:  Michael Kestenbaum
                                           Title: Executive Director